SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2005

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-67188-04	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Section 8 – Other Events

Item 8.01 Other Events.

On October 12, 2005, the Trustee gave notice to Certificateholders of a Removal Event. The assets of the Trust include $4,500,000 principal amount of 7.125% Debentures due May 1, 2029 (the “Delphi Debentures” issued by Delphi Automotive Systems Corporation (the “Underlying Securities Issuer”). On October 8, 2005 the Underlying Securities Issuer filed for Chapter 11 protection in U.S. Bankruptcy Court in New York. Under the Trust Agreement, the bankruptcy filing by the Underlying Securities Issuer constitutes a Removal Event with respect to the Delphi Debentures. Effective October 8, 2005, the Certificate Principal Balance has been reduced to $46,627,500, which is $911.984744 per $1,000 original face amount of securities. The Trust Agreement provides that the Trustee deliver written instructions to J.P. Morgan Securities Inc. to sell the Delphi Debentures on behalf of the Trust. The proceeds of such sale will be distributed in the following order of priority: (i) to the Advancing Party, the amount owed to the Advancing Party from the proceeds of such sale and (ii) to the Certificateholders, pro rata, in accordance with each Certificateholder’s Certificate Principal Balance. A Removal Event also constitutes a Pass-Through Rate Adjustment Event and the Pass-Through Rate has been adjusted to 5.78% effective October 8, 2005. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Chadwick S. Parson
Name: Chadwick S. Parson
Title: Authorized Signatory

October 12, 2005